Exhibit (d)(32)

            INTERIM INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                            (Money Market Portfolio)


                  AGREEMENT made as of September 29, 2006 between THE RBB FUND, INC., a Maryland corporation (herein called the "Company"), and BLACKROCK INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation (herein called the "Investment Advisor").

                  WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act") and currently offers shares representing interests in separate investment portfolios; and

                  WHEREAS, the Investment Advisor has been providing investment advisory and administration services to the Company's Money Market Portfolio (the "Portfolio") under an Investment Advisory and Administration Agreement dated August 16, 1988, which may have terminated as of the date hereof in connection with a possible change in control involving the Investment Advisor as regards the transaction defined below, and the Investment Advisor will continue as investment adviser to the Portfolio provided the conditions of Rule 15a-4 under the 1940 Act are met; and

                  WHEREAS, this day BlackRock, Inc. ("BRI") and Merrill Lynch & Co., Inc. ("Merrill Lynch") are merging Merrill Lynch's investment management business with a subsidiary of BRI (the "Transaction"); and


                  WHEREAS, the Company desires to continue to retain the Investment Advisor to provide investment advisory and administration services to the Portfolio following the Transaction; and

                  WHEREAS, the Board of Directors of the Company has approved this Agreement, and the Investment Advisor is willing to furnish such services upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

              1. APPOINTMENT. The Company hereby appoints the Investment Advisor to act as investment advisor to the Company for the Portfolio for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Company's Common Stock, $.001 par value (the "Shares") has been classified into different classes of Common Stock. The Portfolio contains two classes of Shares: the Class I Shares and the Class L Shares.

              2. DELIVERY OF DOCUMENTS. The Company has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:
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                 (a) Articles of  Incorporation  of the Company,  filed with the
                 Secretary of State of Maryland on February 29, 1988, as amended (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, herein called the "Articles of Incorporation");

                 (b) Articles Supplementary of the Company, filed with the Secretary of State of the State of Maryland on March 24, 1988 and all further Articles Supplementary filed with the State of Maryland ("Articles Supplementary");

                 (c) By-Laws of the Company, as amended (such By-Laws, as presently in effect and as they shall from time to time be amended, herein called the "By-Laws");

                 (d) Resolutions of the Board of Directors of the Company authorizing the appointment of the Investment Advisor and the execution and delivery of this Agreement;

                 (e) A copy of each Distribution Agreement between the Company and the Company's principal underwriter (the "Distributor") relating to any class of Shares representing interests in the Portfolio and the form of each related Dealer Agreement, if any, for broker-dealers participating in the distribution of any class of Shares representing interests in the Portfolio ("Participating Dealers");

                 (f) Each Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act, if any, relating to any class of Shares representing interests in the Portfolio;

                 (g) Each Shareholder Servicing Agreement, if any, relating to any class of Shares representing interests in the Portfolio;

                 (h) Each Non-12b-1 Shareholder Services Plan, if any, relating to any class of Shares representing interests in the Portfolio;

                 (i) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Securities and Exchange Commission ("SEC") on March 24, 1988 and all amendments thereto;

                 (j) The initial Registration Statement of the Company on Form N-lA under the Securities Act of 1933 (the "1933 Act") (File No. 33-20827) and under the 1940 Act filed with the SEC on March 24, 1988 relating to the Shares, and all amendments thereto (the "Registration Statement"); and

                 (k) Each Prospectus relating to any class of Shares representing interests in the Portfolio in effect under the 1933 Act (such prospectuses, as presently in effect and as they shall from time to time be amended and supplemented, are herein collectively called the "Prospectuses").

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          The Company will furnish the Investment Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

          3. MANAGEMENT OF THE PORTFOLIO. Subject to the supervision of the Board of Directors of the Company, the Investment Advisor will provide for the overall management of the Portfolio, including (i) the provision of a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio, (ii) the determination from time to time of what securities and other investments will be purchased, retained or sold by the Company for the Portfolio, (iii) the placement of orders for all purchases and sales made for the Portfolio, and (iv) coordination of contractual relationships and communications between the Company and its contractual service providers. The Investment Advisor will provide the services rendered by it hereunder in accordance with the investment objectives, restrictions and policies of the Portfolio as stated in the applicable Prospectus and the applicable statement of additional information contained in the Registration Statement. The Investment Advisor further agrees that it will maintain all books and records with respect to the securities transactions of the Portfolio, keep its respective books of account and will render to the Company's Board of Directors such periodic and special reports as the Board may request.

          4. BROKERAGE. The Investment Advisor may place orders either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Advisor will attempt to obtain the best net price and the most favorable execution of its orders. In placing orders with such broker or dealer, the Investment Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Advisor may, in its discretion, purchase and sell the Portfolio's securities to and from brokers and dealers who provide the Company with research advice and other services. In no instance will the Portfolio's securities be purchased from or sold to the Distributor, the Investment Advisor or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

          5. ADMINISTRATION SERVICES.

                 (a)  The   Investment   Advisor  will  perform  the   following
                 administration and accounting functions on a daily basis:

                      (1) Journalize the Portfolio's investment, capital share and income and expense activities;

                      (2) Verify investment buy/sell trade tickets and transmit trades to the Company's custodian for proper settlement;

                      (3) Maintain individual ledgers for investment securities;

                      (4) Maintain historical tax lots for each security;

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                      (5)  Reconcile  cash  and   investment   balances  of  the
                      Portfolio with the custodian, and prepare the beginning cash balance available for investment purposes;

                      (6) Update the cash availability throughout the day as required;

                      (7) Post to and prepare the Portfolio's Statement of Assets and Liabilities and the Statement of Operations;

                      (8)  Calculate   various   contractual   expenses   (E.G.,
                      advisory/administration and custody fees);

                      (9) Monitor the expense accruals and notify management of the Company of any proposed adjustments;

                      (10) Control all disbursements from the Portfolio and authorize such disbursements upon Written Instructions;

                      (11) Calculate capital gains and losses;

                      (12) Determine the Portfolio's net income;

                      (13) Obtain security market quotes from services approved by management of the Company, or if such quotes are unavailable, then obtain such prices from management of the Company, and in either case calculate the market value of the Portfolio's investments;

                      (14) Compute the net asset value of the Portfolio; and

                      (15) Compute the Portfolio's yields, total return, expense ratios, Portfolio turnover rate, and, Portfolio average dollar-weighted maturity.

                 (b) In addition to the accounting services described in the foregoing Paragraph 5(a), the Investment Advisor will:

                      (1) Prepare monthly financial statements, which will include the following items:

                           Schedule of Investments
                           Statement of Assets and Liabilities
                           Statement of Operations
                           Statement of Changes in Net Assets
                           Cash Settlement
                           Schedule of Capital Gains and Losses;

                      (2)  Prepare   quarterly   broker  security   transactions
                      summaries;

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

                      (3) Supply various normal and customary Portfolio and Company statistical data as requested on an ongoing basis;

                      (4) Prepare for execution and file the Portfolio's and Company's Federal and state tax returns;

                      (5) Prepare and file the Company's Semi-Annual Reports with the SEC on Form N-SAR and prepare and file the Company's Rule 24f-2 Notice and Form N-PX with the SEC;

                      (6) Prepare and file with the SEC the Portfolio's and Company's annual, semi-annual and quarterly Shareholder reports on Form N-CSR and Form N-Q;

                      (7) Assist with the preparation of registration statements
                      on  Form  N-lA  and   other   filings   relating   to  the
                      registration of Shares;

                      (8) Monitor the Company's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

                      (9) Qualify the Class I Shares and the Class L Shares for sale in each state in which the Company's Board of Directors determines to sell the Class I Shares or the Class L Shares and make all filings and take all appropriate actions necessary to maintain and renew such registrations of the Class I Shares and the Class L Shares;

                      (10) Monitor the Company's compliance with the amounts and conditions of each such state qualification; and

                      (11) Maintain the Company's fidelity bond as required by the 1940 Act and obtain a directors and officers liability policy.

                 (c) The Investment Advisor shall act as liaison with the Company's independent registered public accounting firm and shall provide account analyses, fiscal year summaries, and other audit related schedules. The Investment Advisor shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Company from time to time.

          6. CONFORMITY WITH LAW; CONFIDENTIALITY. The Investment Advisor further agrees that it will comply with all applicable Rules and Regulations of all Federal regulatory agencies having jurisdiction over the Investment Advisor in the performance of its duties hereunder (herein called the "Rules"). The Investment Advisor will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be

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unreasonably  withheld and may not be withheld where the Investment  Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

          7. SERVICES NOT EXCLUSIVE. The investment management and administration services rendered by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          8. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 of the Rules, the Investment Advisor hereby agrees that all records which it maintains for the Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 of the Rules.

          9. EXPENSES. During the term of this Agreement, the Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of (including brokerage commissions, if any) securities purchased for the Portfolio, the cost of any independent pricing service used in valuing the Portfolio's securities and fees and expenses of registering and qualifying shares for distribution under state securities laws.

          In addition, if the expenses borne by the Portfolio in any fiscal year exceed the most restrictive applicable expense limitations imposed by the securities regulations of any state in which the Shares are registered or qualified for sale to the public, the Investment Advisor shall reimburse the Portfolio for any excess up to the amount of the fees payable by the Portfolio to it during such fiscal year pursuant to Paragraph 10 hereof; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Investment Advisor shall reimburse the Portfolio for such excess expenses regardless of the amount of such fees payable to it during such fiscal year to the extent that the securities regulations of any state in which the Shares are registered or qualified for sale so require.

          10. COMPENSATION.

          (a) For the services provided and the expenses assumed pursuant to this Agreement with respect to the Portfolio, the Company will pay the Investment Advisor from the assets of the Portfolio and the Investment Advisor will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rate: 0.45% of-the first $250 million of the Portfolio's average daily net assets, 0.40% of the next $250 million of the Portfolio's average daily net assets, and 0.35% of the Portfolio's average daily net assets in excess of $500 million.

          (b) The fee attributable to the Portfolio shall be satisfied only against the assets of the Portfolio and not against the assets of any other investment portfolio of the Company.

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

          11. LIMITATION OF LIABILITY OF THE INVESTMENT ADVISOR. The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

          12. DURATION AND TERMINATION. The term of this Agreement shall begin on the date first above written and shall terminate without penalty upon the earlier of (i) 150 days from the date hereof, (ii) 10 calendar days' written notice by the Company to the Investment Advisor, provided that the Company's Board of Directors or a Majority (as defined below) of the outstanding voting securities of the Portfolio have voted to terminate the Agreement; (iii) an event of assignment (as defined in the 1940 Act); and (iv) upon the effective date of an Investment Advisory and Administration Agreement between the Investment Advisor and the Company that has received the approval of the vote of a Majority of the Portfolio's outstanding voting securities. For purposes of the foregoing, "Majority" is defined as the lesser of (a) 67% of the shares of the Portfolio represented at a meeting if holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy or (b) more than 50% of the outstanding shares of the Portfolio. Subject to Section 13, termination of this Agreement shall not affect the right of the Investment Advisor to receive payments on any unpaid balance of the compensation to which it is entitled under this Agreement earned prior to such termination.

          13. ESCROW PROVISIONS. a) Notwithstanding any other provision of this Agreement, in no event shall compensation paid to the Investment Advisor hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act. All compensation paid to the Investment Advisor hereunder shall be held in an interest-bearing escrow account with the Portfolio's custodian (the "Escrow Account"). Funds held in the Escrow Account, including interest earned ("Escrow Money"), shall be paid to the Investment Advisor promptly after approval of an Investment Advisory and Administration Agreement between the Investment Advisor and the Company by the vote of a Majority of the Portfolio's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

          (b) Notwithstanding any other provision of this Agreement, if an Investment Advisory and Administration Agreement between the Investment Advisor and the Company is not approved by a vote of a Majority of the Portfolio's outstanding voting securities within the time period stated above, the Investment Advisor shall receive from the Escrow Account as full compensation for its services hereunder the lesser of: (x) any costs incurred by the Investment Advisor in performing this Agreement plus any interest earned on that amount while in escrow, or (y) the total amount in the Escrow Account plus interest if earned.

          14. DELEGATION. On thirty (30) days prior written notice to the Portfolio, the Investment Advisor may delegate those of its duties set forth in Paragraph 5 hereof to any wholly-owned direct or indirect subsidiary of The PNC Financial Services Group, Inc. provided

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that (i) the  delegate  agrees  with the  Investment  Advisor to comply with all relevant provisions of the 1940 Act; and (ii) the Investment Advisor and such delegate shall promptly provide such information as the Portfolio may request, and respond to such questions as the Portfolio may ask, relative to the delegation, including (without limitation) the capabilities of the delegate. Any delegation under this paragraph shall not be deemed an assignment for purposes of paragraph 12 hereof. Notwithstanding any such delegation, the Investment Advisor shall remain responsible for the performance of its duties set forth in Paragraph 5 hereof and shall hold the Portfolio harmless from the acts and omissions, under the standards of care provided for herein, of any delegate chosen pursuant to this Paragraph 14.

          15. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting the Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio.

          16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                     THE RBB FUND, INC.

                                     By: /s/ Edward J. Roach
                                     Title:   President



                                     BLACKROCK INSTITUTIONAL
                                     MANAGEMENT CORPORATION

                                     By: /s/ Paul Audet
                                     Title:


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